UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 28, 2012

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices and zip code)

(855) 449-9642

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 28, 2012, Zynga Inc. (“Zynga”), Zynga Game Ireland Limited, Zynga Luxembourg S.àr.L., Facebook, Inc. (“Facebook”) and Facebook Ireland Limited entered into Amendment No. 3 to the Developer Addendum dated May 14, 2010 (“Addendum No. 1”) and Zynga, Zynga Game Ireland Limited, Facebook and Facebook Ireland Limited entered into Amendment No. 3 to the Developer Addendum No. 2 dated December 26, 2010 (“Addendum No. 2”). These amendments to the respective addenda, which supplement and amend Facebook’s standard terms of service for game developers, will apply through May 13, 2015, subject to earlier termination as noted below or in the agreements, as amended.

The material terms of these amendments are summarized below.

1. Amendment No. 3 to Addendum No. 1 (“Addendum No. 1 Amendment”).

Zynga’s use of the Facebook platform and any Facebook data on any Zynga service offered through a Zynga game page (e.g., Zynga.com) will be governed by Facebook’s standard terms of service, effective on March 31, 2013. Zynga will no longer be separately obligated to display Facebook ad units or implement Facebook credits on any such Zynga game pages. In addition, the Addendum No. 1 Amendment provides that Zynga’s right to cross-promote any games that are off of the Facebook web site from Zynga services that use Facebook data and to use e-mail addresses obtained from Facebook, will be limited by Facebook’s standard terms of service, subject to certain exceptions.

2. Amendment No. 3 to Addendum No. 2 (“Addendum No. 2 Amendment”).

The exclusivity provisions of Addendum No. 2 no longer require Zynga, subject to certain exceptions, to use Facebook as the exclusive social platform for the Zynga properties and to grant Facebook certain title exclusivities to Zynga games on the Facebook platform, except as provided below. The following provisions apply:

(a) Facebook’s existing non-discrimination obligations set forth in Addendum No. 2 will continue with respect to Zynga’s games on the Facebook web site.

(b) Any social game launched by Zynga will generally be available through the Facebook web site concurrent with, or shortly following, the time such game is made available on another social platform or a Zynga property. This requirement does not apply to any Zynga mobile games, social games owned and operated by a third party, any social games that cannot be launched on the Facebook web site due to technical limitations, any downloadable social games or any Zynga games launched in China or Japan.

(c) If Facebook allows real money gambling games on the Facebook web site in countries where Zynga has real money gambling games, Zynga will subsequently launch such games on the Facebook web site, if certain conditions are met by Facebook.

(d) If Zynga acquires any social game that was made available on a Zynga property but not on the Facebook web site prior to the acquisition, Zynga will enable and generally make available such game through the Facebook web site after the close of such acquisition.

In addition, effective on March 31, 2013, certain provisions related to web and mobile growth targets and schedules will no longer be applicable and Facebook will no longer be prohibited from developing its own games. Further, Zynga’s right to cross-promote between games on the Facebook web site will be governed by Facebook’s standard terms of service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYNGA INC.

Date: November 29, 2012	By:	/s/ Reginald D. Davis
Reginald D. Davis
Senior Vice President, General Counsel and Secretary